As filed with the Securities and Exchange Commission on May 12, 2006


                                                     REGISTRATION NO. 333-132066

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 SIRICOMM, INC.
                  ---------------------------------------------
                 (Name of small business issuer in its charter)

           Delaware                         7372                  62-1386759
------------------------------  ---------------------------  -------------------
  (State or Jurisdiction of     Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)  Classification Code Number)  Identification No.)


                              4710 East 32nd Street
                             Joplin, Missouri 64804
                                 (417) 626-9961
           (Address and Telephone Number of Principal Executive Office
                        and Principal Place of Business)

                                Henry P. Hoffman
                      President and Chief Executive Officer
                              4710 East 32nd Street
                             Joplin, Missouri 64804
                                 (417) 626-9961
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Joel C. Schneider, Esq.
                             Sommer & Schneider LLP
                          595 Stewart Avenue, Suite 710
                              Garden City, NY 11530
                                 (516) 228-8181
                              (516) 228-8211 (fax)

       APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If the Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
                                                               Proposed Maximum       Proposed Maximum         Amount of
Title of Each Class of Securities to       Amount to be       Offering Price Per     Aggregate Offering    Registration Fee
be Registered                             Registered (1)         Security (2)               Price
-------------------------------------- --------------------- ---------------------- ---------------------- ------------------
Shares of Common Stock, $0.001 par          4,757,263                  $2.00             $9,514,526          $1,119.86
value per share
-------------------------------------- --------------------- ---------------------- ---------------------- ------------------
Shares of Common Stock, $0.001 par          5,396,876                  $2.00            $10,793,752          $1,270.42
value per share (3)
-------------------------------------- --------------------- ---------------------- ---------------------- ------------------
Total                                      10,154,139                  $2.00            $20,308,278          $2,390.28
-------------------------------------- --------------------- ---------------------- ---------------------- ------------------

(1) All 10,154,139 shares registered pursuant to this registration statement are to be offered by the selling shareholders. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions pursuant to the terms of the warrants referenced below.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the average of the bid and asked price as reported on the Over the Counter Bulletin Board on February 14, 2006.
(3) Represents a total of 5,396,876 shares of common stock issuable upon the exercise of warrants held by the selling shareholders.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IS NOT A SOLICITATION OF AN OFFER TO BUY IN ANY STATE IN WHICH AN OFFER, SOLICITATION, OR SALE IS NOT PERMITTED.


Subject to completion, dated May 12, 2006

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Delaware General Corporation Law and our Bylaws provide for indemnification of the Registrant's officers and directors for liabilities and expenses that they may incur in such capacities. In general, the Registrant's directors and officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Registrant's directors is limited as provided in the Registrant's Certificate of Incorporation.

The Registrant maintains directors and officers liability insurance with an aggregate coverage limit of $3,000,000.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

         SEC Registration Fee........................         $  2,390.28
         Printing and Engraving Expenses.............         $  2,500.00
         Legal Fees and Expenses.....................         $ 30,000.00
         Accountants' Fees and Expenses..............         $  7,500.00
         Miscellaneous Costs.........................         $  2,500.00
         Total.......................................         $ 44,890.28


All of these expenses, except for the SEC registration and filing fees, represent estimates only. We will pay all of the expenses of this offering.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On November 21, 2002, the Registrant completed the acquisition of all of the issued and outstanding shares of SiriCOMM, Inc. (Missouri). An aggregate of 9,712,867 shares were issued to SiriCOMM's 18 shareholders, including 5,762,303 issued to Henry P. Hoffman, the Registrant's President, CEO and Chairman, 1,098,331 issued to David N. Mendez, the Registrant's Executive V.P. - Sales and Marketing and a Director and 1,023,535 issued to Kory S. Dillman, the Registrant's Executive V.P. - Internet Business Development and a Director. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On January 7, 2003, the Registrant issued 29,525 shares of its common stock to David and Rebecca Seidl and issued 19,683 shares of its common stock to John Cesta and Patti Ann's Dreams, Inc. in connection with loans made to the Registrant in the aggregate amount of $125,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On January 7, 2003, the Registrant issued 868,000 shares of its common stock to Jeff Wasson and 1,054,000 shares of its common stock to Quest Capital Alliance, L.L.C., pursuant to the conversion of convertible debt in the aggregate of $1,000,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On February 12, 2003, the Registrant issued 9,842 shares of its common stock to Carlye Wannenmacher in connection with a loan made to the Registrant in the amount of $25,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On April 14, 2003, the Registrant issued 107,000 shares of its common stock to Finter Bank Zurich pursuant to the conversion of convertible debt in the principal amount of $100,000 plus $7,000 of accrued interest. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On July 23, 2003, the Registrant issued an aggregate of 39,366 shares of its common stock to four individuals including 9,842 shares to Terry W. Thompson, who later became a Director of the Registrant in August 2003, in connection with loans made to the Registrant in the aggregate amount of $100,000. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On August 18, 2003, the Registrant issued 55,944 shares of its common stock to The Research Works, Inc. pursuant to a letter agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On December 5, 2003, the Registrant issued 34,000 shares of its common stock to MCC Securities, Inc. pursuant to an agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On December 10, 2003, the Registrant issued an aggregate of 213,417 shares of its Series A Preferred Stock to Quest Capital Alliance L.L.C. (161,165) and William and Joy Fotsch (52,252) pursuant to the conversion of an aggregate of $200,000 of principal plus $13,417 of interest due by the Registrant. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

In November 2003, Robert J. Smith converted $154,443 of debt due to him by the Registrant into a like number of the Units comprised of shares and 3 year warrants exercisable at $2.00 per share.

On March 10, 2004 the Registrant closed the sale of 2,000,000 units ("Units") at $1.00 per unit to twenty-seven accredited investors. Each unit consists of one share of the Registrant's common stock and one three-year warrant exercisable at $2.00 per share. Among the investors in this offering was Mr. Terry W. Thompson, a director of the Registrant who purchased 100,000 Units. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

In February 2004, the Registrant issued an aggregate of 200,000 warrants to Clark Burns (100,000) and Philip Snowden (100,000). The warrants are exercisable for three (3) years at an exercise price of $.50 per share. The warrants were issued under the exemption from registration provided in Section 4(2) of the Act.

On March 10, 2004 the Registrant issued 331,951 Units to five investors upon the conversion of an aggregate of $331,951 of debt due by the Registrant to these investors. Among the investors converting their debt was Mr. Terry W. Thompson, direct of the Registrant who converted $50,600 of debt into 50,600 Units. These Units were issued under the exemption from registration provided in Section 4(2) of the Act.

On March 18, 2004 the Registrant issued 27,656 units comprised of 27,656 shares and 27,656 three year warrants exercisable at $2.00 per share to Marvin and Donna McDaniel upon the conversion of $27,656 of debt due by the Registrant to the McDaniels. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

On April 7, 2004, the Registrant issued 436,000 shares of its common stock to Gunner Investments, Inc. pursuant to a consulting agreement. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On April 7, 2004 the Registrant issued to the principals of Layne Morgan Technology Group an aggregate of 100,000 shares of its common stock and 150,000 three-year common stock purchase warrants exercisable at $1.50 per share pursuant to a consulting agreement. The shares and warrants were issued under the exemption from registration provided in Section 4(2) of the Act.

On May 4, 2004 the Registrant closed the sale of 328,143 units at $3.40 per unit to fourteen accredited investors. Each unit consists of one share of the Registrant's common stock and one quarter (1/4) of a three-year warrant exercisable at $4.75 per share. The units were issued under the exemption from registration provided in Section 4(2) of the Act.

On September 23, 2004, the Registrant issued 26,375 units comprised of 26,375 shares and 26,375 three year warrants exercisable at $2.00 per share to William and Susann Perkin upon the conversion of $26,375 of debt due by the Registrant to the Perkins. The units were issued under the exemption from registration provided in Section 4(2) of the Act

As of December 31, 2004, the Registrant consummated the private placement of its units pursuant to a Confidential Investment Proposal dated October 11, 2004 and amended on December 20, 2004. Each unit consisted of 50,000 shares of the common stock and a common stock warrant to purchase 37,500 shares of common stock . In the private placement, the Registrant sold an aggregate of 6.38 Units (319,000 shares of common stock and warrants to purchase 239,250 shares of common stock) for an aggregate purchase price of $638,000, or $100,000 per unit. The warrants entitle the holders to purchase shares of the common stock for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain certain anti-dilution rights and are redeemable by the Registrant, on terms specified in the warrants.

In connection with the December 2004 private placement, Laidlaw Co. (UK) Ltd. (f/k/a Sands Brothers International Limited) the placement agent, received a cash commission fee of nine (9%) of the gross proceeds to the Registrant of the securities sold at the closing, a payment of $30,000 representing the fees and expenses of its counsel in the Private Placement and warrants to purchase 31,900 shares of common stock, or ten percent (10%) of the shares of common stock sold in the private placement. These warrants are exercisable for a period of five years at an exercise price of $2.40 per share and contain the same anti-dilution rights as the warrants issued in the private placement.

In connection with the December 2004 private placement, the Registrant also agreed to file with the SEC a registration statement covering the shares of common stock issued in the private placement and the shares of common stock issued underlying the warrants issued in the private placement, including the warrant issued to the placement agent. The Company complied with the registration rights agreement that required the Company to file a registration statement and such statement becoming effective within 120 days. This relieved the Registrant of the penalty to pay to the investors 1% of the gross proceeds of the private placement for each thirty (30) day period in which the Registrant fails to comply with such requirements.

On January 5, 2005 the Registrant issued an aggregate of 85,000 shares of its common stock upon the exercise of a like number of warrants, exercisable at $2.00 per share. The warrants were originally issued in January 2004 pursuant to a private placement of the Registrant's units consisting of common stock and warrants. As an inducement to the investors exercising their warrants, the Registrant issued warrants for an aggregate of 63,750 new warrants to the investors. The new warrants entitle the holders to purchase shares of the Registrant's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.40 per share. The warrants contain anti-dilution rights and are redeemable by the Registrant, in whole or in part, on terms specified in the warrants.

As a further inducement to the investors exercising their warrants, the Registrant also agreed to file with the SEC a registration statement covering the shares purchased by each investor as part of the units, the shares issued upon exercise of the warrants and the shares underlying the new warrants. The cash proceeds of the above sales of securities of the Registrant were used for general corporate purposes in developing the Registrant's planned services.

On February 7, 2005, the Registrant entered into a network installation agreement with Sat-Net Communications, Inc., pursuant to which Sat-Net agreed to provide the Registrant certain services in exchange for 2,000,000 shares of common stock, warrants to purchase 1,000,000 shares of common stock at an exercise price of $2.00 per share, and cash consideration. The Registrant has agreed to register the 2,000,000 shares held by Sat-Net pursuant to the terms of the network installation agreement.

On April 11, 2005, the Registrant consummated a private placement of 1,066,667 units to Sunflower Capital, LLC at an aggregate purchase price of $1,600,000, or $1.50 per unit. The units consisted of 1,066,667 shares of common stock and warrants to purchase 1,066,667 shares of common stock. The warrants entitle the holder to purchase shares of common stock for a period of five years from the date of issuance at an exercise price of $2.50 per share. In a separate transaction also consummated on April 11, 2005, the Registrant sold warrants to purchase 413,605 shares of common stock to Sunflower Capital, LLC at a purchase price of $53,333, or approximately $0.13 per warrant. These warrants entitle the holder to purchase shares of common stock for a period of five years from the date of issuance at an exercise price of $3.00 per share. These securities were issued under the exemption from registration provided in Section 4(2) of the Act.

In June 2005, the Company consummated the private sale of its securities to ten
(10) investors, including Sunflower Capital, LLC a limited liability company managed by William P. Moore, a director of the Company. The securities sold units comprised of shares of the Company's common stock and warrants to purchase shares of the Company's common stock. At the closing, the Company sold an aggregate of 267,833 units at an aggregate purchase price of approximately $401,750 or $1.50 per unit. At the closing, the Company delivered an aggregate of 267,833 shares and delivered warrants to purchase an additional 267,833 shares of the Company's common stock. The warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five years from the date of issuance at an exercise price of $2.50 per share. The warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in the warrants.

In a separate transaction the Company sold 25,850 warrants to Sunflower Capital, LLC at a purchase price of $3,333.50 or approximately $.13 per warrant. These warrants entitle the holder to purchase shares of the Company's common stock reserved for issuance thereunder for a period of five (5) years from the date of issuance at an exercise price of $3.00 per share. These warrants contain certain anti-dilution rights and are redeemable by the Company, in whole or in part, on terms specified in these warrants.

On July 8, 2005, the Company issued 15,000 shares of its common stock and 20,000 common stock purchase warrants to Interactive Resource Group ("IRG") pursuant to a consulting agreement. The warrants are exercisable for four (4) years and have varying exercise prices as set forth below:

         o 10,000 at $2.50;
         o 5,000 at $3.00; and
         o 5,000 at $4.00.

The shares and warrants were issued under the exemption from registration provided in Section 4(2) of the Act.

On September 22, 2005, the Company issued 4,000 shares (valued at $6,000) of its common stock to Satellite Dish Communications ("SDC") in exchange for SDC's installation and removal of WLAN equipment purchased from Truckstop.net and located at various truck stops nationwide. The shares were issued under the exemption from registration provided in Section 4(2) of the Act.

On September 22, 2005, the Company issued an aggregate of 200,000 warrants to Clark Burns (100,000) and Philip Snowden (100,000). The warrants are exercisable for five (5) years at an exercise price of $1.50 per share. The warrants were issued under the exemption form registration provided in Section 4(2) of the Act.

On December 15, 2005, the Company issued 25,000 shares of its common stock to IRG pursuant to a consulting agreement dated November 30, 2005. The consulting agreement also requires the Company to issue an additional 15,000 shares on or before January 1, 2006 and 10,000 shares on or before February 1, 2006. Additionally, the consulting agreement calls for the issuance on January 15, 2006 of 50,000 four (4) year warrants with the following exercise prices:

         16,666 at $1.25
         16,667 at $1.35
         16,667 at $1.45

On December 27, 2005, the Company entered into a Loan Agreement with Sunflower Capital, LLC. The loan is in the principal amount of $500,000 and is evidenced by a Convertible Promissory Note due July 1, 2006. As consideration for

Sunflower making the loan, the Company issued to Sunflower a warrant to purchase 200,000 shares of the Company's common stock at $1.26 per share. The warrant expires December 15, 2010.

As discussed below, the principal due under the Note plus accrued interest of $4,602 was converted into 438,785 units of the Company's securities.

The aforementioned securities have been and will be issued under the exemption from registration provided in Section 4(2) of the Act.

The cash proceeds of the above sales of securities of the Company were used for general corporate purposes in developing the Company's planned services.

On January 31, 2006, the Company consummated the private placement of its securities pursuant to a Placement Agent Agreement entered into between it and Sanders Morris Harris, Inc. as Placement Agent dated December 12, 2005. The securities sold were units consisting of one share of the Company's common stock, $.001 par value and one redeemable Common Stock purchase warrant. At the closing, the Company sold an aggregate of 4,692,263 units at an aggregate purchase price of $5,396,103 or $1.15 per unit. At the closing the Company delivered an aggregate of 4,692,263 shares and 4,692,263 warrants to the purchasers.

Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share commencing on the date of issuance and expiring at the close of business on the fifth anniversary of the issuance date. The warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reclassifications, or mergers. The Company may redeem the warrants, at a price of $.10 per warrant, at any time following the issuance date upon not less than 30 days nor more than 60 days prior written notice if (a) the Common Stock underlying the warrants has been registered with the SEC, and (b) the closing price of the Common Stock exceeds a 200% premium of the exercise price of the warrants for 20 out of 30 consecutive trading days.

In connection with the private placement, Sanders Morris Harris, Inc., the placement agent in the private placement, received a commission equal to 5% of the offering price of the units sold by them in the private placement, a commission equal to 2 1/2% on the 1,764,872 units by Sunflower Capital and a financial advisory fee equal to 2% of the offering price of the units sold in the private placement and a warrant to purchase 234,613 shares of common stock, or 5% of the units sold in the private placement. The warrants are exercisable for a period of five years at an exercise price of $1.15 per share and contain the same anti-dilution rights as the common stock warrant issued in the January 2006 private placement.

As part of the Private Placement, the Registrant entered into a registration rights agreement with each subscriber who purchased units in the Private Placement. Under the Registration Rights Agreement, the Registrant, as promptly as reasonably practicable after closing of the Private Placement but in no event later than 30 days following the closing, the Registrant is obligated to file a registration statement on Form SB-2, relating to the resale by the holders of the Common Stock underlying the units, warrants and Placement Agent Warrant. If such Registration Statement is not filed within the required time frame, or does not become effective within 90 days after closing (or 120 days after closing, if the Registration Statement is subject to review by the SEC), the Registrant has agreed to pay to the investors 1% of the gross proceeds of the offering for each month in which the Registrant fails to comply with such requirements.

Sunflower Capital, LLC, a limited liability company managed by William P. Moore, a director of the Registrant, purchased an aggregate of 1,764,872 units in the offering, which consisted of a new investment of $1,525,000.05 to purchase 1,326,087 units and the conversion of a $500,000 Convertible Promissory Note plus accrued interest in the amount of $4,602 to purchase 438,785 units.

The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. Such securities were sold exclusively to accredited investors as defined by Rule 501(a) under the Act.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit No.       Description
-----------       -----------

    3.1 Certificate of Incorporation of the Registrant, filed March 23, 1989 (Incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 filed on January 4, 1990, Registration Number 33-32824 (the "Form S-1"))

    3.2 Certificate of Amendment of Certificate of Incorporation, filed April 10, 1989 (Incorporated by reference to Exhibit 3.2 of the Form S-1)

    3.3 Restated Certificate of Incorporation of the Registrant, filed November 13, 1989 (Incorporated by reference to Exhibit 3.3 of the Form S-1)

    3.4 By-Laws of the Registrant (Incorporated by reference to Exhibit 3.4 of the Form S-1)

    3.5 Certificate of Designation, Preference and Rights of Series A Preferred Stock (Incorporated by reference to Exhibit 3.5 of the Company's Current Report on Form 8-K filed on July 31, 1997 (July 1997 Form 8-K))

    3.6 Amended and Restated Certificate of Incorporation of Fountain Pharmaceuticals, Inc. dated November 21, 2002, as filed in the office of the Secretary of State, State of Delaware on November 21, 2002. (Incorporated by reference to Exhibit 99.1 to the November 21, 2002 Form 8-K)

    4.1 Copy of Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Form S-1)

    4.2 Copy of Specimen Stock Certificate of Series A Preferred Stock (Incorporated by reference to Exhibit 4.3 to the July 1997 Form 8-K)

    4.3 Form of Warrant issued to the principals of Layne Morgan (Incorporated by reference to Exhibit 4.1 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004.)

    4.4 Form of Warrant issued to investors on May 4, 2004 (Incorporated by reference to Exhibit 4.2 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004.)


    5.1           Opinion of Sommer & Schneider LLP**


    10.1 Capital Stock Purchase Agreement between Fountain Holdings LLC, Joseph S. Schuchert, Jr. and Park Street Acquisition Corporation dated December 31, 2001. (Incorporated by reference to Exhibit 1.1 to the Registrant's Form 8-K Report dated December 31, 2001)

    10.2 Capital Stock Purchase Agreement between Fountain Pharmaceuticals, Inc. and Park Street Acquisition Corp. dated December 31, 2001. (Incorporated by reference to Exhibit 1.2 to the Registrant's Form 8-K Report dated December 31, 2001)

    10.3 Securities Exchange Agreement dated as of April 5, 2002 between the Company and the holders of the common stock of SiriCOMM, Inc. (Missouri) (Incorporated by reference to
                  Exhibit 2.1 to the
                  November 21, 2002 Form 8-K)

    10.4 Amendment to Securities Exchange Agreement dated as of June 5, 2002 between the Company and the shareholders of SiriCOMM, Inc. (Missouri) (Incorporated by reference to Exhibit 2.2 to the November 21, 2002 Form 8-K)

    10.5 Amendment No. 2 to Securities Exchange Agreement dated as of November 21, 2002 between the Company and the shareholders of SiriCOMM, Inc. (Missouri) (Incorporated by reference to
                  Exhibit 2.3 to the November 21, 2002 Form 8-K)

    10.6 Consulting Agreement dated July 2, 2003 between the Company and CLX & Associates (Incorporated by reference to Exhibit
                  10.1 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)

    10.7 Consulting Agreement dated June 2, 2003 between the Company and The Research Works, Inc. (Incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)

    10.8 Consulting Agreement and addendums dated May 30, 2003 between the Company and Staunton McLane LLC. (Incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-QSB for the quarter ended June 30, 2003)

    10.9 Employment Agreement dated February 19, 2002 between the Company and Henry P. Hoffman (Incorporated by reference to
                  Exhibit 10.10 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

    10.10 Employment Agreement dated February 19, 2002 between the Company and Kory S. Dillman (Incorporated by reference to
                  Exhibit 10.11 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

    10.11 Employment Agreement dated February 19, 2002 between the Company and David N. Mendez (Incorporated by reference to
                  Exhibit 10.12 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

    10.12 Letter to Staunton McLane from the Company dated November 28,2003 terminating the service agreement. (Incorporated by reference to Exhibit 10.13 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

    10.13 Consulting Agreement dated April 22, 2004 between the Company and Layne Morgan Technology Group (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)

    10.14 Consulting Agreement dated April 22, 2004 between the Company and Gunner Investments, Inc. (Incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)

    10.15 Memorandum of Understanding between the Company and Christenson Transportation, Inc. (Incorporated by reference to
                  Exhibit 10.3 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)

    10.16 Memorandum of Understanding between the Company and Mark Sullivan (Incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-QSB for the quarter ended March 31, 2004)

    10.17         Form of Subscription Agreement (Incorporated by reference to
                  Exhibit 10.1 to the Registrant's Form 8-K dated December 31,
                  2004)

    10.18 Form of Common Stock Purchase Warrant (Incorporated by referenced to Exhibit 10.2 to the Registrant's Form 8-K dated December 31, 2004)

    10.19 Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K dated January 5, 2005)

    10.20 Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K dated January 5, 2005)

    10.21 Network Access Service Agreement, dated February 7, 2005 between the Company and Idling Solutions, L.L.C. Incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-QSB for the quarter ended December 31, 2004)

    10.22 Network Installation Agreement between the Company and Sat-Net Communications, Inc. dated February 7, 2005 (Incorporated by referenced to Exhibit 10.1 of Form 8-K dated February 7, 2005)

    10.23 Form of Registration Rights Agreement (Incorporated by referenced to Exhibit 10.2 of Form 8-K dated February 7, 2005)

    10.24 Form of Warrant (Incorporated by referenced to Exhibit 10.3 of Form 8-K dated February 7, 2005) 13.1 Consent of independent auditors 14.1 Code of Business Conduct (Incorporated by reference to Exhibit 14.1 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

    10.25 Subscription Agreement, dated April 11, 2005, between the Registrant and Sunflower Capital, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's Form 8-K filed April 13, 2005).

    10.26         Common Stock Purchase Warrant (incorporated by reference to
                  Exhibit 10.2 to the Registrant's Form 8-K filed April 13,
                  2005).

    10.27         Common Stock Purchase Warrant (incorporated by reference to
                  Exhibit 10.3 to the Registrant's Form 8-K filed April 13,
                  2005).

    10.28 Warrant Purchase Agreement dated April 11, 2005, between the Registrant and Sunflower Capital, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's Form 8-K filed April 13, 2005).

    10.29         Form of Subscription Agreement (Incorporated by reference to
                  Exhibit 10.1 of Form 8-K dated July 7, 2005)

    10.30 Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.2 of Form 8-K dated July 7, 2005)

    10.31 Warrant Agreement dated July 7, 2005 between the Registrant and Sunflower Capital, LLC (Incorporated by reference to Exhibit 10.3 of Form 8-K dated July 7, 2005)

    10.32         Common Stock Purchase Warrant (Incorporated by reference to
                  Exhibit 10.4 of Form 8-K dated July 7, 2005)

    10.33 Loan Agreement dated December 27, 2005, between the Registrant and Sunflower Capital, LLC (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 27, 2005)

    10.34 Convertible Promissory Note dated December 27, 2006 issued to Sunflower Capital LLC (Incorporated by reference to Exhibit
                  10.2 of Form 8-K dated December 27, 2005)

    10.35 Warrant issued to Sunflower Capital LLC dated December 27, 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K dated December 27, 2005)

    10.36 Consulting Agreement dated November 15, 2005 between the Registrant and Interactive Resource Group, Inc. (Incorporated by reference to Exhibit 10.25 to the Registrant's Form 10-KSB for the year ended September 30, 2005)

    10.37         Form of Subscription Agreement (Incorporated by reference to
                  Exhibit 10.1 to the Registrant's Form 8-K dated January 31,
                  2006)

    10.38 Form of Common Stock Purchase Warrant (Incorporated by reference to Exhibit 10.2 to the Registrant's Form 8-K dated January 31, 2006)

    10.39 Form of Registration rights Agreement (Incorporated by reference to Exhibit 10.3 to the Registrant's Form 8-K dated January 31, 2006)

    10.40         Form of Placement Agent Warrant (Incorporated by reference to
                  Exhibit 10.4 to the Registrant's Form 8-K dated January 31,
                  2006)

    10.41 Placement Agent Agreement between the Registrant and Sanders Morris Harris, Inc. dated December 12, 2005 (Incorporated by reference to Exhibit 10.5 to the Registrant's Form 8-K dated January 31, 2006)

    10.42 Service Agreement dated June 14, 2004, between the Registrant and ViaSat, Inc.**

    10.43 Loan Agreement dated February 8, 2006 between the Registrant and Liberty Bank **

    10.44 Service Agreement dated May 27, 2004 between the Registrant and Pilot Travel Centers LLC**

    10.45 Service Agreement dated October 4, 2005 between the Registrant and Love's Travel Stops and Country Stores, Inc. **

    10.46 Service Agreement dated December 20, 2005 between the Registrant and Petro Stopping Centers, LP**

    14.2 Code of Ethics for Financial Executives (Incorporated by reference to Exhibit 14.2 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2003)

    14.3          Audit Committee Charter (Incorporated by reference to Exhibit
                  14.3 to the Registrant's Form 10-KSB for the fiscal year ended September 30, 2004)


    23.1 Consent of Sommer & Schneider LLP is contained in Exhibit 5.1 to this Registration Statement**


    23.2          Consent of BKD, LLP**

    24.1 Power of Attorney is contained on the Signature page of this Registration Statement

    * Filed with the initial filing of the Registration Statement on Form SB-2 ** Filed herewith.


ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.

         (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraph (a) and
         (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Joplin, State of Missouri, on this 12th day of May, 2006.


                                                SIRICOMM, INC.


                                                By: /s/ Henry P. Hoffman
                                                    ----------------------
                                                Name:  Henry P. Hoffman
                                                Title: President and Chief
                                                       Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Henry P. Hoffman and J. Richard Iler as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do them in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

Name                       Title                                    Date


/s/ Henry P. Hoffman       President, Chief Executive Officer       May 12, 2006
------------------------   and Chairman of the Board (principal
Henry P. Hoffman           executive officer)


/s/ David M. Mendez        Executive Vice President - Sales and     May 12, 2006
------------------------   executive officer)
David M. Mendez



/s/ Kory S. Dillman        Executive Vice President - Internet      May 12, 2006
------------------------   Business Development and Director
Kory S. Dillman



/s/ J. Richard Iler        Chief Financial Officer and Director     May 12, 2006
------------------------   (principal financial and accounting
J. Richard Iler            officer)



/s/ Terry W. Thompson      Director                                 May 12, 2006
------------------------
Terry W. Thompson


/s/ William P. Moore       Director                                 May 4, 2006
------------------------
William P. Moore